UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 5, 2011

Blue Ridge Real Estate Company

Big Boulder Corporation

(Exact Name of Registrant Specified in Charter)

	0-28-44 (Blue Ridge)	24-0854342 (Blue Ridge)
Pennsylvania	0-28-43 (Big Boulder)	24-0822326 (Big Boulder)
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

P. O. Box 707, Blakeslee, Pennsylvania                       18610-0707

(Address of Principal Executive Offices)                                                       (Zip Code)

(570) 443-8433

(Registrant’s telephone number, including area code)

Not Applicable

(Former name and former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]    Written communications pursuant to Rule 425 under the Section Act (17 CFR 230.425)
[ ]    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240-14d-2(b))
[ ]    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)

On August 5, 2011, Patrick M. Flynn, Director, President and Chief Executive Officer of Blue Ridge Real Estate Company and Big Boulder Corporation (together the “Companies), notified the Companies that he was resigning from these positions to focus on other business activities.  His resignation is effective August 12, 2011.

(c)

 The Boards of Directors of the Companies, pursuant to the Companies’ Bylaws and in accordance with their Restated Articles of Incorporation, have appointed Mr. Bruce Beaty as President and Chief Executive Officer of the Companies, effective on August 12, 2011.  The Companies have agreed to pay Mr. Beaty $50,000 as annual compensation for his service in these positions.  Mr. Beaty, age 52, has served as a Director of the Companies since April, 2006, and currently serves on the Boards of Directors’ Audit Committee.  Mr. Beaty also has served as the Managing Partner of Asterion Capital LLC, an investment management firm based in Stamford, Connecticut, since he founded the company in February 2004.  The Companies did not enter into any material plan, contract or arrangement with, and did not make a grant or award to, Mr. Beaty in connection with Mr. Beaty’s appointment as President and Chief Executive Officer.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLUE RIDGE REAL ESTATE COMPANY BIG BOULDER CORPORATION

Date: August 11, 2011	By: /s/ Eldon D. Dietterick
Name: Eldon D. Dietterick Title: Executive Vice President and Treasurer